                                  EXHIBIT 1(e)
                            ARTICLES SUPPLEMENTARY
                                    TO THE
                           ARTICLES OF INCORPORATION

                           PACIFIC GLOBAL FUND, INC.

     Pacific Global Fund, Inc., a Maryland corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies that:

     FIRST: The Corporation's Board of Directors in accordance with Section 2-105(a) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation, has adopted a resolution adding a new series of shares as the Growth Fund. Such series of shares has the same voting powers, preferences, other rights, qualifications, restrictions, limitations and terms and conditions of redemption, as currently set forth in Article Fifth of the Articles of Incorporation.

     SECOND: The Corporation's Board of Directors in accordance with Section 2-105(a) of the Maryland General Corporation Law, Article Fifth of the Articles of Incorporation and Section 3.09(b) of the Amended and Restated By-Laws of the Corporation, has adopted a resolution to abolish and cease the offering of the Money Market Fund series of the Corporation and the establishment and designation thereof.

     THIRD: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation has adopted a resolution classifying and redesignating Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) Shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000), as set forth below.

     Immediately before the classification and redesignation, Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000) were designated and classified as follows:

PRIOR DESIGNATION                                 PRIOR NUMBER OF SHARES
-----------------                                 ----------------------

Government Securities Fund Class A Shares              50,000,000
Income and Equity Fund Class A Shares                  50,000,000
Balanced Fund Class A Shares                           50,000,000
Small Cap Fund Class A Shares                          50,000,000
Money Market Fund Class A Shares                       50,000,000

Government Securities Fund Class C Shares              50,000,000
Income and Equity Fund Class C Shares                  50,000,000
Balanced Fund Class C Shares                           50,000,000
Small Cap Fund Class C Shares                          50,000,000
Money Market Fund Class C Shares                       50,000,000

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     As a result of the classification and redesignation, the Five Hundred
Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock are now classified and designated as follows:

NEW DESIGNATION                                   NEW NUMBER OF SHARES
---------------                                   --------------------

Government Securities Fund Class A Shares              50,000,000
Income and Equity Fund Class A Shares                  50,000,000
Balanced Fund Class A Shares                           50,000,000
Small Cap Fund Class A Shares                          50,000,000
Growth Fund Class A Shares                             50,000,000


Government Securities Fund Class C Shares              50,000,000
Income and Equity Fund Class C Shares                  50,000,000
Balanced Fund Class C Shares                           50,000,000
Small Cap Fund Class C Shares                          50,000,000
Growth Fund Class C Shares                             50,000,000

     FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, Pacific Advisors Fund Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 8th day of February, 1999.


                                   PACIFIC ADVISORS FUND INC.



Witness: /s/ Victoria Breen        By: /s/ George A. Henning
         -----------------------       ----------------------------------
         Victoria Breen                George A. Henning
         Assistant Secretary           Chairman of the Board of Directors

                                       /s/ Thomas H. Hanson
                                       ----------------------------------
                                       Thomas H. Hanson
                                       Vice President


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     The undersigned, President of Pacific Advisors Fund Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                       /s/ George A. Henning
                                       ----------------------------------
Date: February 8, 1999                 George A. Henning
                                       Chairman of the Board of Directors


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